EXHIBIT 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
I, James T. Hackett, Interim Chief Executive Officer of Alta Mesa Resources, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.
The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 26, 2019

/s/ James T. Hackett
James T. Hackett
Interim Chief Executive Officer
Alta Mesa Resources, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.